UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 21, 2007

THE BRINK’S COMPANY

(Exact name of registrant as specified in its charter)

Virginia	1-9148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court

P. O. Box 18100

Richmond, VA 23226-8100

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation and Benefits Committee and the Board of Directors of The Brink’s Company (the “Company”) took the following actions at their meetings on February 21 and 23, 2007:

1. Award of cash bonuses to the executive officers under the Management Performance Improvement Plan (the “MPIP”), the Company’s long-term cash incentive compensation plan, for the three year period ended December 31, 2006 in the following amounts: Michael T. Dan, Chairman of the Board, President and Chief Executive Officer, $1,341,000; Robert T. Ritter, Vice President and Chief Financial Officer, $335,250; Frank T. Lennon, Vice President and Chief Administrative Officer, $268,200; Austin F. Reed, Vice President, General Counsel and Secretary, $268,200; and James B. Hartough, Vice President - Corporate Finance and Treasurer, $201,150.

2. Adoption of the 2007 performance measures for the executive officers under the MPIP. In order for the executive officers to be deemed to have met their goals, the aggregate three-year performance measures require Brink’s, Incorporated and Brink’s Home Security to achieve specific thresholds for revenue, operating profit, and the addition of economic value, and for the Company to achieve an earnings per share target. The earnings per share target, the performance of Brink’s, Incorporated and the performance of Brink’s Home Security were each given equal weight. Performance award targets for the 2007-2009 measurement period were set as follows: Mr. Dan, $1,000,000; Mr. Ritter, $250,000; Mr. Lennon, $200,000; Mr. Reed, $200,000; and Mr. Hartough, $150,000. Actual awards can range from 0% to 200% of the target depending on performance against the pre-established measures.

3. Award of cash bonuses under the Company’s Key Employees Incentive Program (the “KEIP”) to the executive officers for the year ended December 31, 2006 in the following amounts: Mr. Dan, $1,350,000; Mr. Ritter, $380,000; Mr. Lennon, $250,000; Mr. Reed, $250,000; and Mr. Hartough, $140,000. Awards under the KEIP to the executive officers for 2006 were based upon individual (50%), unit (25%) and Company (25%) performance during the year, except for Mr. Dan, whose award was based upon individual (50%) and Company (50%) performance during the year.

4. Approval of the KEIP goals of the Chief Executive Officer for 2007. Mr. Dan’s individual performance in 2007 will be measured against specific goals pertaining to financial plans, strategy, cost containment and productivity objectives, and corporate governance process and compliance results. Following the approval of Mr. Dan’s KEIP goals for 2007, Mr. Dan approved the KEIP goal categories of the other executive officers, which include financial plans, strategy, cost containment and productivity objectives, and corporate governance process and compliance results.

5. Award of a cash bonus to Mr. Reed in the amount of $100,000 related to work on legislative matters.

In addition, on February 23, 2007, Thomas R. Hudson Jr. was appointed to the Company’s Board of Directors. The information set forth in Item 5.02 of the Company’s Current Report on Form 8-K filed on February 9, 2007 is hereby incorporated by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 23, 2007, the Board of Directors amended and restated the Bylaws of the Company to increase the number of persons serving on the Board from eleven to twelve.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	3(ii)	Bylaws of The Brink’s Company, as amended and restated through February 23, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: February 26, 2007	By:	/s/ Robert T. Ritter
Robert T. Ritter
Vice President and Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT	DESCRIPTION
3(ii)	Bylaws of The Brink’s Company, as amended and restated through February 23, 2007.

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